SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549




FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 23, 1997


VERMONT FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in Charter)


      Delaware                  0-11012                  03-0284445
(State or Other Jurisdiction 	(Commission File	(IRS Employer Identification
              Incorporation)           Number)                      Number)


100 Main Street
Brattleboro, Vermont  05301
(Address of Principal Executive Offices)


802/257-7151
(Registrant's Telephone Number, including Area Code)

Item 4.  Changes in Registrant's Certifying Accountants


On April 23, 1997, Vermont Financial Services Corp. (the "Company"), upon recommendation of the Audit Committee of the Board of Directors, appointed KPMG Peat Marwick LLP as its independent auditors for the fiscal year ending December 31, 1997 in place of Coopers & Lybrand L.L.P. ("Coopers & Lybrand").

During the two years ended December 31, 1996, and the subsequent interim period through April 23, 1997, there was no disagreement between the Company and Coopers & Lybrand on any matter of accounting principles or practices, financial statements disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused them to make reference to the subject matter of the disagreement in connection with their audit report for either of such two years.

The audit reports of Coopers & Lybrand on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1996 and December 31, 1995, did not contain an adverse opinion or disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights", and Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", was contained in the report for the year ended December 31, 1996.

The Company requested Coopers & Lybrand to furnish a letter addressed to the Commission stating whether it agrees with above statements and a copy of that letter is included in this Form 8-K/A as Exhibit 16.

Item 7.  Financial Statements and Exhibits.

	(c)	Exhibits.  The following exhibit will be filed as an amendment to this
                Form 8-K/A:

		Exhibit No.	Description

		16		Letter from Coopers & Lybrand L.L. P. Re Change in Certifying
				Accountant

EXHIBIT 16

May 1, 1997

Securities & Exchange Commission
450 Fifth Street, N. W.
Washington, DC  20549


Gentlemen:

We have read the statements made by Vermont Financial Services Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of April 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand, L.L. P.

Coopers & Lybrand, L.L.P.


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Vermont Financial Services Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              					VERMONT FINANCIAL SERVICES CORP.


Date:  May 9, 1997	               		By:	/s/ John D. Hashagen, Jr.
			      	                            		John D. Hashagen ,Jr.
			      		                            	President and Chief Executive Officer